SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Return On Investment Corporation

                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                        RETURN ON INVESTMENT CORPORATION

Dear Stockholder,

We have made significant progress at ROI during fiscal 2003. We are extremely pleased with our main operating subsidiary, GO Software, which, despite adverse business conditions in the technology market, experienced continued revenue growth this year and released new versions of our flagship PCCharge(TM) and RiTA Server(TM) payment processing solutions. GO Software continues to exceed sales revenue expectations and has enjoyed six consecutive record sales months. These record sales were in part due to increased marketing and brand awareness, including a continued focus on signing up an even greater numbers of independent sales organizations and resellers. In April 2003, the Company announced a milestone of more than 85,000 businesses having purchased our software to process payment transactions.

We have also launched our new Tectonic division to provide software solutions to the construction industry. Tectonic provides software and services that help building product manufacturers and distributors improve the way they organize, display, and distribute their product information. Tectonic solutions also help designers and builders to more easily locate, understand, select, and purchase building products. Tectonic has already developed seven specific customizable product offerings and has already begun signing up new customers. We believe that by harnessing the expertise within the Company in this arena, we will be able to provide a stronger platform for future growth.

In addition, we made substantial progress in fiscal 2003 as we move toward profitability. This included achieving a greater focus by finalizing the close of the Company's unprofitable Campana Data subsidiary, as well as renegotiating long-term leases at Campana for net savings in excess of $610,000, and completing the consolidation of our back office functions. We also raised $572,000 from the issuance of ROI Common Stock and put in place a $500,000 receivables based line of credit with a bank. While much work remains to be done, we are well on our way to executing our strategic plans.

Sincerely,

/s/ Arol R. Wolford
-------------------
Arol R. Wolford
President and Chief Executive Officer

FORWARD LOOKING STATEMENTS
Statements that include the terms "believes", "intends", or "expects" are intended to reflect "forward looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.
                                      ###

                        RETURN ON INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Return On Investment Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Return On Investment Corporation (the "Company") will be held at The Lodge at Barrett Lakes, 265 Lodge Road, Kennesaw, Georgia 30144, on October 29, 2003, at 10:00 A.M. local time. The meeting is called for the following purposes:

     1.   To elect six (6)  directors to the Board of Directors to serve for the
          ensuing  year  and  until  their   successors  are  duly  elected  and
          qualified.

     2. To ratify the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ending June 30, 2004.

     3. To consider and take action upon such other matters as may properly come before the meeting or any other adjournment of adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

The close of business on September 29, 2003, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting in person, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD as promptly as possible, in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you receive more than one proxy card because your shares are held in various names or accounts, you should complete and return each proxy card. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                         By Order of the Board of Directors

                                         /s/ Robert W. Spoharski
                                         -----------------------
                                         Robert W. Spoharski, Secretary

Dated October 6, 2003

                        RETURN ON INVESTMENT CORPORATION

                                  ____________

                                 PROXY STATEMENT

                                  ____________

     This Proxy Statement is furnished to stockholders of Return On Investment Corporation d/b/a ROI Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment thereof. The Annual Meeting will be held at The Lodge at Barrett Lakes, 265 Lodge Road, Kennesaw, Georgia 30144, on October 29, 2003, at 10:00 A.M. local time.

     The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The close of business on September 29, 2003, is the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about October 6, 2003. The Company, a Delaware corporation, has its principal executive offices at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144.

SOLICITATION OF PROXIES AND REVOCABILITY

     The Company's Board of Directors is soliciting proxies. The cost of printing and distributing the Proxy Statement and Notice of Annual Meeting will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information materials to the beneficial owners.

     If you properly sign, return and do not revoke your proxy, the person named as proxy will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the person appointed as proxy is to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR ratification of BDO Seidman, LLP as our independent auditors and in accordance with the best judgment of the person appointed as proxy as to all other matters properly brought before the Annual Meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING SECURITIES

     The Company presently has one class of capital stock outstanding: Common Stock, par value $.01 per share ("Common Stock"), with 25,000,000 shares authorized. As of September 29, 2003 (the "Record Date"), there were issued and outstanding 11,323,494 shares of Common Stock. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters presented properly at the Annual Meeting.

REQUIREMENTS FOR STOCKHOLDER APPROVAL

     A quorum will be present if a majority of the outstanding shares of Common Stock are present in person or by valid proxy. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. In general, to approve any other matter presented for stockholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

     Abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions will count in the tabulation of votes cast on each of the proposals and will have the same effect as votes against the proposal. Broker non-votes will count as present and entitled to vote. Because both proposals presented at this meeting are discretionary, broker non-votes will have no effect on the proposals presented.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 22, 2003, with respect to beneficial ownership of shares by (i) each person known to the Company to be the beneficial owner of 5% of the outstanding common stock, (ii) each of the Company's directors, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and (iv) all current directors and officers as a group. Unless otherwise indicated the address for each person listed is the address of the Company.

     Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes shares as to which a person possesses sole or shared voting and/or investment power. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons.

                                                                                    Common Stock
                                                                                    ------------
NAME OF BENEFICIAL OWNER/RELATIONSHIP TO COMPANY                        No. of Shares        Percent of Class
------------------------------------------------                        -------------        ----------------
Charles A. McRoberts/Director, VP of GO Software, Inc..................  2,304,842 (1)            20.4%
John W. McRoberts/Director.............................................  1,645,451 (2)            14.5%
Charles Pecchio, Jr./Chairman of the Board.............................  1,633,389 (3)            14.4%
Arol R. Wolford/President, CEO, Director...............................     727,456                6.4%
Sherwin Krug/CFO.......................................................        -                   -
Laura C. Rogers/Director...............................................        -                   -
Theo P. VanderBoom/Director............................................        -                   -
                                                                        -------------------------------------
All current executive officers and directors as a group (7 persons)....   6,311,138               55.7%
                                                                        =====================================

     _______________

     (1) Includes 6,000 shares of common stock held by his spouse, 16,200 shares of common stock held by his minor children, and 1,553,485 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

     (2) Includes 60,000 shares of common stock held by his spouse, 8,000 shares of common stock held by his minor children, and 941,412 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

     (3) Includes 11,331 shares of common stock held by his spouse and 1,271,033 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Six directors are nominated for election at the Annual Meeting. Those elected will serve a term of one year that will expire at the next Annual Meeting of Stockholders and upon the election and qualification of their successors. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the six nominees of the Board of Directors named below.

     Information about the director nominees is furnished below.

NAME                      AGE    POSITION                         DIRECTOR SINCE
----                      ---    --------                         --------------

Charles A. McRoberts.....  53    Director, VP of GO software, Inc.     2000
John W. McRoberts .......  50    Director                              2000
Charles Pecchio, Jr. ....  56    Chairman of the Board and Director    2000
Arol R. Wolford..........  50    President, Chief Executive Officer,
Theo P. VanderBoom.......  56      and Director                        2001
Laura C. Rogers .........  43    Director                              2002
                                 Director                              2002

     CHARLES A. MCROBERTS (brother of John W. McRoberts) serves as a director and functions in the role of Vice President of Developer Channel Sales for GO Software, Inc., an ROI subsidiary. He served as Chairman of the Board of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000 and as Chairman of the Board of the Company through June 2002. He previously was President and CEO of Mastiff Systems, a company that marketed and serviced security systems. Mr. McRoberts joined Mastiff in 1982 and served as President and CEO from 1987 until the sale of the company in 1996. Prior to joining Mastiff, Mr. McRoberts was Branch Manager of Wells Fargo Alarm Services.

     JOHN W. MCROBERTS (brother of Charles A. McRoberts) serves as a director and is a member of both the Audit Committee and Compensation Committee. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since July 2003, he has served as Chairman of the Board of Directors, President and Chief Executive Officer of Meadowbrook Healthcare, Inc., a privately-owned healthcare services company operating in the physical rehabilitation industry. Since December 2000, he has been the Managing Member of CannonGate Partners LLC, a private equity firm. Since 1999 he has served as a director of Foresite LLC, a privately-owned company that owns, leases and develops communication towers. He was a co-founder, and served as President and Chief Executive Officer of Capstone Capital Corporation, a NYSE listed real estate investment trust, from 1993 to 1998, when Capstone was acquired by Healthcare Realty Trust for $900 million. Prior to that, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.), where he was employed from 1977 to 1993.

     CHARLES PECCHIO, JR., has served as Chairman of the Board since July 2002. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000 and served as President of the Company through January 2002 and Chief Executive Officer of the Company through June 2002. Since 1993, he has provided several companies with consulting services related to business development, mergers, and acquisitions. In 2002, Mr. Pecchio founded Community Catalyst Corporation (CCC), a non-profit organization that serves youth, senior citizens, and the handicapped, and he serves as Chairman of CCC. Since 2002, he also has served as a director of 3001, Inc., a spatial data services company based in Louisiana. From 1992 to 2002, he served as a director of Hoffman & Co, Inc., a provider of photogrammetric, computer mapping and GIS services. From 1988 to 1992, he served as a director of Spiro International SA, a Swiss public company, and as an officer and director of several affiliated companies. Mr. Pecchio's previous experience includes financial, sales, and management positions with IBM Corporation, General Computer Corp., TeleVideo Systems, and NEC Information Systems.

     AROL R. WOLFORD has served as President since February 2002, as Chief Executive Officer since July 2002, and as a director since October 2001. He also serves as Chairman of Realty Empowerment Systems, a provider of technology tools to real estate professionals. He also serves as a director of Campbell-Stone, a non-profit provider of residential housing and services to senior adults. In 1980, he established Construction Market Data (CMD Group) in Atlanta, Georgia, and served as President until December 2001. CMD Group is a provider of quality project news, building product information, and cost data for the international construction industry. In May 2000, CMD Group was acquired for $300 million by Cahners Business Information, a part of the London based Reed Elsevier.

     THEO P. VANDERBOOM serves as a director and is Chairman of the Audit Committee and is also a member of the Compensation Committee. He also serves as a director and Chief Financial Officer of Realty Empowerment Systems, a provider of technology tools to real estate professionals. From 1996 to 2001, he served as Chief Financial Officer of CMD Group. From 1982 to 1996, Mr. VanderBoom was with Southam Business Communications, Inc., where he served as Vice President of several Southam subsidiaries in Canada and the United States. Mr. VanderBoom earned a BS in mathematics and an MBA from York University and is a Certified Management Accountant.

     LAURA C. ROGERS serves as a director and is Chairman of the Compensation Committee and is also a member of the Audit Committee. She is currently the founder and CEO of PinnaclePay Merchant Services, Inc. a payment processing company. From 1995 to 2002, she was with Paymentech, L.P., a processor of payment transactions. At Paymentech, she held management and executive positions in product management and marketing from 1995 to 2000. From 2000 to 2002, she served as Chief Administrative Officer, responsible for human resources, corporate training, employee communications, legal, quality management, and mergers and acquisitions. From 1985 to 1995, Ms. Rogers was with Global Payment Systems (formerly National Data Corporation), a processor of payment transactions, where she held positions in human resources and then served as Director of Strategy Management for Retail Integrated Payment Systems.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2003, the Board met five times. All the members of the Board of Directors attended 75% or more of the meetings in fiscal 2003. The Board has established four committees composed of directors and employees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     The Audit Committee held five meetings in fiscal 2003. All the members of the Audit Committee attended 75% or more of the meetings in fiscal 2003. The Audit Committee consists of Theo P. VanderBoom (Chairman), Laura C. Rogers and John W. McRoberts. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the overall scope and plans for the annual audit, the auditors' independence from management, any changes in accounting principles, discussing with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including our systems to monitor and manage business risk, and legal and ethical compliance programs; and reviewing the interim and annual financial statements to be included in our SEC filings.

     The Compensation Committee held one meeting in fiscal 2003. The Compensation Committee consists of Laura C. Rogers (Chairman), Theo P. VanderBoom, John W. McRoberts and Christine Seymour (employee). The Compensation Committee has the authority to review all compensation matters relating to the Company and setting the compensation levels of our executive officers. If a member of the Compensation Committee is an employee of the Company, when his or her compensation is being reviewed, he or she is not permitted to be present or to participate.

     The Nominating Committee held two meetings in fiscal 2003. All the members of the Board of Directors attended 75% or more of the meetings of the Nominating Committee in fiscal 2003. All of our directors serve on the Nominating Committee, which is responsible for evaluating and recommending candidates for our Board of Directors. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     The Stock Option Committee held four meetings in fiscal 2003. All the members of the Board of Directors attended 75% or more of the meetings of the Stock Option Committee in fiscal 2003. All of the directors presently serve on the Stock Option Committee. The Stock Option Committee has full power and authority to interpret the provisions of and supervise the administration of the Company's 2000 Stock Option Plan.

     The Board of Directors may from time to time establish other committees to address certain aspects of our Company's business.

DIRECTOR COMPENSATION

     Independent Directors receive 25,000 stock options on joining the Board of Directors. The exercise price of the options is equal to the fair market value of the common stock on the date of grant and the options vest on the two-year anniversary of the grant date and expire ten years from the date of grant. No additional monetary compensation is given for serving on the Board of Directors or on a committee.

EXECUTIVE OFFICERS

     The Company's current executive officers are listed below, together with their age, position with the Company and business experience for the past five years.

     Arol R. Wolford               Age: 50

     Mr. Wolford currently serves as the President and Chief Executive Officer. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Wolford's experience.

     Charles Pecchio, Jr.          Age: 56

     Mr. Pecchio currently serves as the Chairman of the Board. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Pecchio's experience.

     Sherwin Krug                  Age: 37

     Mr. Krug has served as Chief Financial Officer since January 2003. Prior to joining ROI as Chief Financial Officer, from 1998 to 2002, Mr. Krug served as Vice President of Finance and Chief Financial Officer for CMD Group. Prior to CMD Group, from 1989 to 1998 Mr. Krug was an audit Senior Manager with Ernst & Young in their Entrepreneurial Services Group both in Johannesburg, South Africa, and Atlanta, Georgia. Mr. Krug holds a Bachelor of Commerce degree from the University of the Witwatersrand and a Bachelor of Accounting Science Honors from the University of South Africa. He is a Chartered Accountant, is a member of the Association of Chartered Accountants in the United States, and is an associate member of the Georgia Society of CPAs.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation earned by certain executive officers serving at the end of fiscal 2003. None of our other executive officers who served in fiscal 2003 earned $100,000 in aggregate compensation for that year.

                               SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                  ---------
                                   ANNUAL COMPENSATION       COMPENSATION AWARDS
                                   -------------------       -------------------

NAME AND PRINCIPAL        FISCAL                           SECURITIES UNDERLYING
------------------        ------                           ---------------------
     POSITION              YEAR      SALARY        BONUS          OPTIONS
     --------              ----      ------        -----          -------

Charles Pecchio, Jr.       2003     $94,500       $94,500               -
Chairman of the Board(2)   2002     $87,083      $382,606(1)            -
                           2001     $85,000      $113,997(1)            -

Arol R. Wolford            2003     $85,500       $85,500         425,000
President and CEO(3)       2002     $15,000       $15,000               -

     (1)  Includes sales commissions
     (2) Mr. Pecchio served as President through January 2002 and as CEO through June 2002. He is currently Chairman of the Board.
     (3) Mr. Wolford has served as President since February 2002 and as CEO since July 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all individual grants of stock options during the fiscal year ended June 30, 2003, to each of the Named Executive
Officers:



                         NUMBER OF     PERCENT OF
                         SECURITIES   TOTAL OPTIONS
     NAME AND            UNDERLYING    GRANTED TO      EXERCISE OR
PRINCIPAL POSITION        OPTIONS     EMPLOYEES IN      BASE PRICE    EXPIRATION
------------------        GRANTED     FISCAL YEAR      PER SHARE(1)      DATE
                          -------     -----------      ------------      ----
Arol R. Wolford           175,000(2)     16.7%            $2.00       7/26/2012
President and CEO         250,000(3)     23.9%             1.00       2/26/2013

(1) The exercise price of the options was equal to or greater than fair market value of the underlying stock on the date of grant.
(2) Grant becomes vested and exercisable in a period two years from the date of grant.
(3) Grant becomes vested and exercisable in a period of one year from date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES        VALUE OF
                                           UNDERLYING            UNEXERCISED
                                           UNEXERCISED           IN-THE-MONEY
                                        OPTIONS AT FISCAL         OPTIONS AT
                                            YEAR END           FISCAL YEAR END
                                            --------           ---------------
                  SHARES
NAME AND         ACQUIRED
PRINCIPAL           ON       VALUE      EXERCIS-  EXERCIS-    EXERCIS-  EXERCIS-
POSITION         EXERCISE   REALIZED     ABLE      ABLE         ABLE      ABLE
--------         --------   --------     ----      ----         ----      ----

Arol R. Wolford      -        $ -          -     425,000          -     $215,000
President and CEO

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the Employment Agreement between the Company and Charles Pecchio, Jr., effective February 1, 2002, and amended as of July 1, 2002, the Company has agreed to pay Mr. Pecchio an annual base salary of $90,000 and a performance bonus as determined by the Company's Compensation Committee and ratified by the Board of Directors. Mr. Pecchio will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Pecchio for each fiscal period shall not be recoverable by the Company. The agreement requires a minimum performance of 20 hours per week. If Mr. Pecchio's employment under the Employment Agreement is terminated by the Company other than for cause, or if a change of control occurs, or if Mr. Pecchio terminates his employment for good reason, Mr. Pecchio shall be paid by the Company a $360,000 termination payment over a period of two years. If Mr. Pecchio's employment is terminated for any reason, Mr. Pecchio has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from the Company or assist any business in attempting to do so or solicit or hire any person who was an employee of the Company during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by the Company.

     Under the Employment Agreement between the Company and Arol R. Wolford effective February 1, 2002, and amended as of July 1, 2002, the Company has agreed to pay Mr. Wolford an annual base salary of $90,000 and a performance bonus as determined by the Company's Compensation Committee and ratified by the Board of Directors. Mr. Wolford will also be paid an annual bonus draw of $90,000 against the performance bonus. Any bonus draw in excess of the total amount of the actual performance bonus earned by Mr. Wolford for each fiscal period shall not be recoverable by the Company. The agreement requires a minimum performance of 20 hours per week. If Mr. Wolford's employment under the Employment Agreement is terminated by the Company other than for cause, or if a change of control occurs, or if Mr. Wolford terminates his employment for good reason, Mr. Wolford shall be paid by the Company a $360,000 termination payment over a period of two years. If Mr. Wolford's employment is terminated for any reason, Mr. Wolford has agreed that, for one year after such termination, he will not directly or indirectly solicit or divert business from the Company or assist any business in attempting to do so or solicit or hire any person who was an employee of the Company during the term of his Employment Agreement or assist any business in attempting to do so or provide services to any business located in Florida, Georgia, Illinois or New York which is engaged in or conducts a business selling products or performing services substantially the same as the products sold or services performed by the Company.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during fiscal 2003, all Reporting Persons complied with all applicable filing requirements, except as follows:

     Form 3 - Initial filings: Messrs. Arol R. Wolford, Theo P. VanderBoom and Sherwin Krug and Ms. Laura C. Rogers.
     Form 4 - Filings on the granting of stock options: Messrs. Arol R. Wolford, Theo P. VanderBoom and Sherwin Krug and Ms. Laura C. Rogers.
     Form 5 - Annual filing: Messrs. Arol R. Wolford, Theo P. VanderBoom and Sherwin Krug and Ms. Laura C. Rogers.

     All filings were current as of the filing of the Company's Annual Report for the fiscal year ended June 30, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 3, 2003, the Company sold 80,000 unregistered shares of the Company's common stock to the Chief Executive Officer of the Company at $1.25 per share for a total purchase price of $100,000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2003 audit, the Audit Committee has:

    -reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-KSB for the year ended June 30, 2003,
    -discussed  with BDO Seidman,  LLP, our  independent  auditors,  the matters required by Statement of Auditing Standards No. 61, and
    -received from and discussed with BDO Seidman, LLP the written disclosures and letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants.

               The Audit Committee:

               Theo P. VanderBoom, Chairman
               Laura C. Rogers
               John W. McRoberts

September 16, 2003

     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of
1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE CHARTER

     The Board of Directors adopted a written charter for the Audit Committee on October 30, 2001, a copy of which is attached as Appendix A to the Proxy Statement for the 2002 Annual Meeting of Stockholders, filed on October 11, 2002. The Board of Directors reviews and approves changes to the Audit Committee Charter annually and made no changes in fiscal 2003.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Audit Committee is comprised of Theo P. VanderBoom (Chairman), Laura C. Rogers and John W. McRoberts. All the current members of the Audit Committee meet the definition of independent director under the applicable Nasdaq Marketplace Rules, except for Mr. John W. McRoberts, who is the brother of Charles McRoberts, who is an executive officer of a subsidiary of the Company and a beneficial owner of more than 20% of the Company's outstanding Common Stock. Mr. John W. McRoberts is also considered to be an "affiliated person" by his greater than 10% beneficial stockholding in the Company.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed the firm of BDO Seidman, LLP, independent auditors, to audit the financial statements of the Company for fiscal 2004 and recommends that the stockholders ratify such selection. The Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our stockholders. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the ratification of BDO Seidman, LLP as the independent auditors for fiscal 2004. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees and expenses billed by BDO Seidman, LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for the year ended June 30, 2003 was approximately $124,000.

TAX FEES

     The aggregate fees billed by BDO Seidman, LLP for services rendered to us for tax compliance, tax advice and tax planning for the year ended June 30, 2003 was approximately $17,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO Seidman, LLP did not perform any financial information systems design or services for the Company for the fiscal year ended June 30, 2003.

ALL OTHER FEES

     The aggregate fees and expenses billed by BDO Seidman, LLP for professional services rendered for other services and expenses primarily related to meetings and proxy reviews for the year ended June 30, 2003 was approximately $15,000 for 2003.

     The Audit Committee has considered the provision of non-audit services by our independent auditors BDO Seidman, LLP and has determined that the provision of such services were consistent with maintaining the independence of the Company's independent auditors.

FEE PRE-APPROVAL POLICY

     The Audit Committee has approved the engagement of BDO Seidman, LLP and has approved a budget for certain audit, audit related and tax related fees for services to be rendered for our 2004 fiscal year. The Audit Committee, or a member of the committee, must pre-approve all services provided to us by the Company's independent auditor. The Audit Committee also approved the engagement of BDO Seidman, LLP for the audit and audit related services performed for our fiscal year ended June 30, 2003. Prior to 2003, the Audit Committee did not consider engagements of the independent auditor for the tax related services rendered.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2004.

                              STOCKHOLDER PROPOSALS

     Stockholders wishing to submit a proposal for action at the Company's 2004 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than June 2, 2004, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within fourteen (14) calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within twenty-one (21) days after receiving such request. Stockholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act. If a proponent fails to notify the Company at least forty-five (45) days prior to the month and day of the prior year's proxy statement, then the management proxies would be allowed their discretionary voting authority when the proposal is presented at the Annual Meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. However, if any other matters properly should come before the meeting, it is intended that Stockholders will vote in their discretion on any such matters with the judgment of the persons voting such proxies.

                                                          THE BOARD OF DIRECTORS

Dated: October 6, 2003

--------------------------------------------------------------------------------

PROXY - COMMON STOCK

                        RETURN ON INVESTMENT CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                       OF STOCKHOLDERS - OCTOBER 29, 2003

     The  undersigned  hereby  appoints  Sherwin  Krug  and Arol R.  Wolford  as
Proxies, or either of them, with full power of substitution, and hereby authorizes them to vote, as designated on the reverse side, all shares (unless a lesser number is specified on the other side) of Common Stock, par value $.01 per share of Return On Investment Corporation (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 29, 2003, or any adjournments thereof, with all powers the undersigned would possess if personally present, for (i) the election of directors and (ii) the ratification of the appointment of BDO
Seidman, LLP as the Company's independent public accountants for fiscal year 2004, and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 THROUGH 2 AND IN THE DISCRETION OF THE PROXY HOLDER(S) WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.

                (Continued and to be SIGNED on the Reverse Side)

ROI
CORPORATION

RETURN ON INVESTMENT CORPORATION
1825 BARRETT LAKES BLVD.
SUITE 260
KENNESAW, GA 30144

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Return On Investment Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________

RETURN ON INVESTMENT CORPORATION

VOTE ON DIRECTORS

No. 1     Proposal to elect the following  nominees as directors of the Company:
          Nominees: 01) Charles A. McRoberts, 02) John W. McRoberts, 03) Charles Pecchio, Jr., 04) Arol R. Wolford, 05) Theo P. VanderBoom and 06) Laura C. Rogers

          [_] For All        [_] Withhold All        [_] For All Except

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

______________________________________________

VOTE ON PROPOSAL

No. 2 Proposal to ratify and approve the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2004.

          [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 THROUGH 2.

PLEASE MARK AND DATE THE PROXY AND SIGN YOUR NAME AS IT APPEARS HEREON. IF EXECUTED BY A CORPORATION, A DULY AUTHORIZED OFFICER MUST SIGN BY NAME AND TITLE. EXECUTORS, ADMINISTRATORS AND TRUSTEES MUST SO INDICATE WHEN SIGNING. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN.

______________________________________________
Signature [PLEASE SIGN WITHIN BOX]      Date

______________________________________________
Signature (Joint Owners)                Date